Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Properties Reports
First Quarter 2026 Financial Results
– Executed Over 550,000 Square Feet of Office Leases, Third Consecutive Quarter of Occupancy Gains –
– Hollywood Stages 97% Leased, Sunset Pier 94 Stages Reached 100% Leased by Quarter End –
– G&A Improved 32% Year-Over-Year, Reflecting Continued Cost Discipline –
– $933 Million of Total Liquidity –
– Raises Full-Year 2026 FFO Outlook –
____________
LOS ANGELES (May 7, 2026)—Hudson Pacific Properties, Inc. (NYSE: HPP) (the "Company," "Hudson Pacific," or "HPP") today announced financial and operating results for the first quarter 2026.

Victor Coleman, Hudson Pacific's CEO and Chairman, commented, "Our first quarter results reflect the meaningful progress we're making to position Hudson Pacific for long-term value creation. We delivered our third consecutive quarter of occupancy gains, executing over 550,000 square feet of office leases, while our Hollywood studio stages reached 97% leased and Sunset Pier 94 achieved 100% leased within its first quarter of operations. We also continued to strengthen our financial foundation, improving G&A by 32% year-over-year, maintaining total liquidity in excess of $930 million, and growing Core FFO sequentially on a per share basis.

"West Coast office fundamentals are improving, and we're well positioned to capture that recovery. AI-driven demand is translating into record leasing activity, and we're making the deliberate decisions necessary to sharpen our focus on our highest-performing assets and lines of business. Our strong first quarter, continued leasing momentum, and the further streamlining of Quixote have led us to raise our outlook, reinforcing our path to FFO growth through the balance of the year."

Financial Results Compared to First Quarter 2025
•Total revenue of $181.9 million compared to $198.5 million, primarily due to the Element LA office disposition and office tenant move outs, combined with stable studio production activity
•General and administrative expenses improved to $12.6 million compared to $18.5 million, driven by cost savings initiatives
•Net loss of $53.1 million, or $0.82 per diluted share, compared to $74.7 million, or $3.70 per diluted share, driven by cost reductions, lower non-real estate depreciation, and prior-year impairment charges, partially offset by prior-year gains on asset sales
•Core FFO of $16.5 million, or $0.25 per diluted share, compared to $12.9 million, or $0.61 per diluted share
◦Adjustments to FFO in the first quarter totaled $1.5 million, or $0.02 per diluted share, compared to $9.8 million, or $0.47 per diluted share
•FFO of $18.0 million, or $0.27 per diluted share, up from $3.1 million, or $0.15 per diluted share
•AFFO of $(11.1) million, or $(0.17) per diluted share, compared to $1.7 million, or $0.08 per diluted share, primarily due to lower non-cash adjustments and higher recurring capital expenditures, partially offset by Core FFO improvements

Hudson Pacific Properties, Inc.
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•Same-store cash NOI of $85.2 million, compared to $92.0 million, driven by lower office revenues from tenant move outs, partially offset by higher studio revenue due to additional production activity
Office Leasing
•Maintained strong leasing momentum, executing 85 leases totaling 554,021 square feet (49% new / 51% renewal), including the following notable leases, each with significant term:
◦59,000-square-foot renewal with Weil, Gotshal & Manges at Towers at Shore Center in Redwood Shores
◦56,000-square-foot renewal and expansion with Mirum Pharmaceuticals at Metro Center in Foster City
◦46,000-square-foot renewal with Dell EMC at 505 First in Seattle's Pioneer Square
◦29,000-square-foot new lease with Axiado Corporation at Concourse in North San Jose
•GAAP rents on new leases signed increased 1.8% compared to prior levels, while cash rents decreased 2.4%
•In-service office portfolio occupancy improved for the third consecutive quarter to 77.8% (up from 76.3% in the prior quarter) and leased rate rose to 78.4% (up from 77.0% in the prior quarter)
Studio Leasing
•In-service studio stages were 72.8% leased on a trailing three-month basis (compared to 74.5% in the prior quarter) and 72.5% on a trailing 12-month basis (up from 69.1% in the prior quarter)
◦Excluding the Sunset Pier 94 development in Manhattan, where stages leased from 0% to 100% during the quarter, in-service studio stages would have been 78.2% leased (up 370 basis points from the prior quarter) on a trailing three-month basis
◦Hollywood in-service studio stages (Sunset Gower, Sunset Bronson and Sunset Las Palmas) were 97.0% leased (up 280 basis points from the prior quarter) on a trailing three-month basis
Balance Sheet as of March 31, 2026
•Total liquidity of $933.3 million consisting of $138.0 million in unrestricted cash and cash equivalents and $795.3 million of availability under the unsecured revolving credit facility
•Net debt to undepreciated book value of 31.9% (HPP's share), with 100.0% of debt fixed or capped at a weighted average interest rate of 4.9% and no debt maturities until third quarter 2026
Dividend
•The Board of Directors declared and paid a dividend of $0.296875 per share on the 4.750% Series C cumulative preferred stock
2026 Outlook
Hudson Pacific is increasing its full-year 2026 Core FFO outlook to $1.10 to $1.18 per diluted share, from the prior range of $0.96 to $1.06. This revised range reflects two key drivers. First, approximately $0.04 of outperformance in first quarter compared to initial expectations. Second, a $0.09 benefit from reclassification of Quixote's leased sound stages and Atlanta-area operations as discontinued operations beginning in second quarter 2026. Note this benefit is based upon expectations for the discontinued operations included in the Company’s previous full-year outlook.

This outlook reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release and in earlier announcements. It otherwise excludes any impact from new acquisitions, dispositions, debt financings, amendments or repayments, recapitalizations, capital markets activity or similar matters. There can be no assurance that actual results will not differ materially from these estimates.

Hudson Pacific Properties, Inc.
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The table below reflects key assumptions for this outlook:

Unaudited, in thousands

	Full-Year 2026
	Assumptions
Metric	Low	High
Average in-service office occupancy	80.0%	82.0%
Growth in same-store property cash NOI(1)(2)	(1.75)%	(0.75)%
GAAP non-cash revenue(3)	$11,500	$16,500
GAAP non-cash expense(4)	$(6,000)	$(8,000)
General and administrative expenses(5)	$(49,500)	$(55,500)
Interest expense(6)	$(150,000)	$(160,000)
Non-real estate depreciation and amortization	$(12,000)	$(14,000)
FFO from unconsolidated joint ventures	$500	$2,500
FFO attributable to non-controlling interests	$(22,000)	$(26,000)
FFO attributable to preferred units/shares	$(20,000)	$(20,000)
Weighted average common stock/units outstanding—diluted(7)	65,000	66,000
(1)Same-store defined as consolidated 37 office properties and three studio properties owned and stabilized as of January 1, 2025, and anticipated to be owned and stabilized through December 31, 2026.
(2)See non-GAAP information below for cash NOI definition.
(3)Includes non-cash straight-line rent, above/below-market rents and lease incentives associated with studio and office properties.
(4)Includes non-cash straight-line rent expense and above/below-market ground rent associated with studio and office properties.
(5)Includes estimated $8.0 million of non-cash compensation expense.
(6)Includes estimated $6.5 million of non-cash interest expense.
(7)Diluted shares represent Company ownership through shares of common stock, OP Units and other convertible or exchangeable instruments. Weighted average fully diluted common stock/units outstanding for 2026 includes estimated dilution of stock grants to executives under long-term incentive programs. This estimate is based on award potential as of the end of the most recently completed quarter, calculated in accordance with ASC 260, Earnings Per Share.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
Supplemental Information
Supplemental financial information regarding Hudson Pacific's first quarter 2026 results may be found on the Investors section of the Company's website at HudsonPacificProperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by property and debt maturity schedules.
Conference Call
The Company will hold a conference call to discuss first quarter 2026 financial results at 9:00 a.m. PT / 12:00 p.m. ET on May 7, 2026. The conference call will be available via live audio webcast on the Investors section of the Company's website at HudsonPacificProperties.com. A replay of the audio webcast will also be available following the call.

Hudson Pacific Properties, Inc.
Press Release

About Hudson Pacific Properties
Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. For more information visit HudsonPacificProperties.com.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.
Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com
Media Contact
Laura Murray
Vice President, Communications
(310) 622-1781
lmurray@hudsonppi.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc.
Press Release

Consolidated Balance Sheets
In thousands, except share data

	3/31/26	12/31/25
	(Unaudited)
ASSETS
Investment in real estate, at cost	$7,831,517	$7,793,299
Accumulated depreciation and amortization	(2,021,078)	(1,953,048)
Investment in real estate, net	5,810,439	5,840,251
Non-real estate property, plant and equipment, net	73,026	72,397
Cash and cash equivalents	138,008	138,358
Restricted cash	24,432	23,770
Accounts receivable, net	14,121	14,923
Straight-line rent receivables, net	200,387	195,425
Deferred leasing costs and intangible assets, net	307,900	307,390
Operating lease right-of-use assets	327,921	333,258
Prepaid expenses and other assets, net	77,135	86,607
Investment in unconsolidated real estate entities	248,178	246,835
Goodwill	8,754	8,754
TOTAL ASSETS	$7,230,301	$7,267,968

LIABILITIES AND EQUITY
Liabilities
Unsecured and secured debt, net	$3,350,125	$3,351,458
Joint venture partner debt	66,136	66,136
Accounts payable, accrued liabilities and other	229,078	209,382
Operating lease liabilities	339,815	343,886
Intangible liabilities, net	16,768	17,772
Security deposits, prepaid rent and other	81,078	74,369
Total liabilities	4,083,000	4,063,003

Redeemable preferred units of the operating partnership	2,795	2,795
Redeemable non-controlling interest in consolidated real estate entities	49,880	50,581

Equity
HPP stockholders' equity:
4.750% Series C cumulative redeemable preferred stock, $0.01 par value, $25.00 per share liquidation preference, 18,400,000 authorized; 17,000,000 shares outstanding at 3/31/26 and 12/31/25	425,000	425,000
Common stock, $0.01 par value, 103,200,000 authorized, 54,242,024 and 54,227,096 shares outstanding at 3/31/26 and 12/31/25, respectively.	529	529
Additional paid-in capital	2,495,302	2,548,488
Accumulated other comprehensive loss	(3,619)	(1,860)
Total HPP stockholders' equity	2,917,212	2,972,157
Non-controlling interest—members in consolidated real estate entities	64,903	67,869
Non-controlling interest—units in the operating partnership	112,511	111,563
Total equity	3,094,626	3,151,589
TOTAL LIABILITIES AND EQUITY	$7,230,301	$7,267,968

Hudson Pacific Properties, Inc.
Press Release

Consolidated Statements of Operations
Unaudited, in thousands, except per share data

	Three Months Ended
	3/31/26	3/31/25
REVENUES
Office
Rental revenues	$145,228	$158,393
Service and other revenues	3,446	6,818
Total office revenues	148,674	165,211
Studio
Rental revenues	13,797	13,652
Service and other revenues	19,381	19,596
Total studio revenues	33,178	33,248
Total revenues	181,852	198,459
OPERATING EXPENSES
Office operating expenses	69,822	72,277
Studio operating expenses	31,709	40,981
General and administrative	12,575	18,483
Depreciation and amortization	80,722	93,085
Total operating expenses	194,828	224,826
OTHER (EXPENSES) INCOME
Loss from unconsolidated real estate entities	(437)	(1,254)
Fee income	1,107	1,359
Interest expense	(37,994)	(43,505)
Interest income	1,649	435
Management services reimbursement income—unconsolidated real estate entities	1,124	975
Management services expense—unconsolidated real estate entities	(1,124)	(975)
Transaction-related expenses	(101)	—
Unrealized loss on non-real estate investments	(1,962)	(449)
Gain on sale of real estate, net	—	10,023
Impairment loss	—	(18,476)
Loss on extinguishment of debt	—	(1,858)
Other income	158	8
Total other expenses	(37,580)	(53,717)
Loss before income tax provision	(50,556)	(80,084)
Income tax provision	(348)	(194)
Net loss	(50,904)	(80,278)
Net income attributable to Series A preferred units	(44)	(146)
Net income attributable to Series C preferred shares	(5,047)	(5,047)
Net loss attributable to non-controlling interest in consolidated real estate entities	1,610	7,467
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	701	902
Net loss attributable to common units in the operating partnership	553	2,394
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(53,131)	$(74,708)

BASIC AND DILUTED PER SHARE AMOUNTS
Net loss attributable to common stockholders—basic	$(0.82)	$(3.70)
Net loss attributable to common stockholders—diluted	$(0.82)	$(3.70)
Weighted average shares of common stock outstanding—basic	64,462	20,198
Weighted average shares of common stock outstanding—diluted	64,462	20,198

Hudson Pacific Properties, Inc.
Press Release

Funds from Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended
	3/31/26	3/31/25
RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS (“FFO”)(1):
Net loss	$(50,904)	$(80,278)
Adjustments:
Depreciation and amortization—consolidated	80,722	93,085
Depreciation and amortization—non-real estate assets	(3,441)	(9,649)
Depreciation and amortization—HPP's share from unconsolidated real estate entities(2)	1,476	1,045
Gain on sale of real estate, net	—	(10,023)
Impairment loss—real estate assets	—	18,476
Unrealized loss on non-real estate investments	1,962	449
FFO attributable to non-controlling interests	(6,714)	(4,854)
FFO attributable to preferred shares and units	(5,091)	(5,193)
FFO to common stock/unit holders	18,010	3,058
Adjustments:
Transaction-related expenses	101	—
Refundable payroll tax credit interest income	(543)	—
Prior year property tax refund	(538)	—
Loan swap non-cash reevaluation	(488)	682
Quixote non-compete termination	—	1,402
Quixote lease termination	—	5,865
Element LA debt early extinguishment loss	—	1,858
Core FFO to common stock/unit holders	$16,542	$12,865

Weighted average common stock/units outstanding—diluted	65,564	21,013
FFO per common stock/unit—diluted	$0.27	$0.15
Core FFO per common stock/unit—diluted	$0.25	$0.61
(1)    We calculate Funds from Operations ("FFO") in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the HPP’s share of real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes the HPP’s share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)    HPP's share is a Non-GAAP financial measure calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest.

Hudson Pacific Properties, Inc.
Press Release

Adjusted Funds from Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended
	3/31/26	3/31/25
Core FFO	$16,542	$12,865
Adjustments:
GAAP non-cash revenue(2)	(3,178)	(671)
GAAP non-cash expense(3)	1,885	1,704
Non-real estate depreciation and amortization	3,441	8,247
Non-cash interest expense	1,911	4,109
Share/unit-based compensation expense	1,912	5,115
Recurring capital expenditures, tenant improvements and lease commissions	(33,582)	(29,658)
AFFO	$(11,069)	$1,711

Weighted average common stock/units outstanding—diluted	65,564	21,013
AFFO per common stock/unit—diluted	$(0.17)	$0.08

(1)    Adjusted Funds from Operations ("AFFO") is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to Core FFO HPP's share of non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP's share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share of straight-line rents, amortization of lease buy-out costs, amortization of above- and below-market lease intangible assets and liabilities, amortization of above- and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.
(2)    Includes non-cash straight-line rent, above/below-market rents and lease incentives associated with studio and office properties.
(3)    Includes non-cash straight-line rent expense and above/below-market ground rent associated with studio and office properties.

Hudson Pacific Properties, Inc.
Press Release

Net Operating Income(1)
Unaudited, in thousands

	Three Months Ended
	3/31/26	3/31/25
RECONCILIATION OF NET LOSS TO NET OPERATING INCOME (“NOI”) AND SAME-STORE CASH NET OPERATING INCOME ("NOI")
Net loss	$(50,904)	$(80,278)
Adjustments:
Loss from unconsolidated real estate entities	437	1,254
Fee income	(1,107)	(1,359)
Interest expense	37,994	43,505
Interest income	(1,649)	(435)
Management services reimbursement income—unconsolidated real estate entities	(1,124)	(975)
Management services expense—unconsolidated real estate entities	1,124	975
Transaction-related expenses	101	—
Unrealized loss on non-real estate investments	1,962	449
Gain on sale of real estate, net	—	(10,023)
Impairment loss	—	18,476
Loss on extinguishment of debt	—	1,858
Other income	(158)	(8)
Income tax provision	348	194
General and administrative	12,575	18,483
Depreciation and amortization	80,722	93,085
NOI	$80,321	$85,201

NOI BREAKDOWN
Same-store office cash revenues	145,017	152,522
Straight-line rent	5,400	892
Amortization of above/below-market leases, net	1,004	865
Amortization of lease incentive costs	(2,803)	(657)
Same-store office revenues	148,618	153,622
Same-store studios cash revenues	20,045	17,204
Straight-line rent	(427)	(196)
Amortization of above-market and below-market leases, net	—	—
Amortization of lease incentive costs	(9)	(9)
Same-store studio revenues	19,609	16,999
Same-store revenues	168,227	170,621

Same-store office cash expenses	67,698	66,763
Straight-line rent	367	372
Share/unit-based compensation expense	—	11
Amortization of above/below-market ground leases, net	641	641
Same-store office expenses	68,706	67,787
Same-store studio cash expenses	12,129	10,963
Share/unit-based compensation expense	47	31
Same-store studio expenses	12,176	10,994
Same-store expenses	80,882	78,781

Same-store NOI	87,345	91,840
Non-same-store NOI	(7,024)	(6,639)
NOI	$80,321	$85,201

(1)    We evaluate performance based upon property Net Operating Income ("NOI") from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and

Hudson Pacific Properties, Inc.
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administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.